UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report:

(Date of earliest event reported)

September 12, 2014

ATHERONOVA INC.

(Exact name of registrant as specified in charter)

Delaware

(State or other Jurisdiction of Incorporation or Organization)

000-52315 (Commission File Number)		20-1915083 (IRS Employer Identification No.)
2301 Dupont Drive, Suite 525 Irvine, CA 92612 (Address of Principal Executive Offices and zip code)

(949) 476-1100

(Registrant’s telephone
number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Item 3.02.	Unregistered Sales of Equity Securities.

On September 12, 2014, we entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with seven accredited investors (the “Initial Purchasers”), pursuant to which the Initial Purchasers purchased from us (i) 8% Senior Secured Convertible Notes (the “Notes”) for an aggregate cash purchase price of $500,000, and (ii) Common Stock Purchase Warrants (the “Warrants”) pursuant to which the Initial Purchasers may purchase, for a term of five years, a number of shares equal to 50% of the shares of our common stock issuable upon conversion of the Notes as of the date of issuance, at an exercise price of $2.00 per share, subject to adjustment as set forth in the Warrants. Our board of directors has approved the sale and issuance to the Initial Purchasers or other purchasers (collectively, the “Purchasers”) of up to an additional $500,000 in principal amount of the Notes (with associated warrant coverage) in exchange for a cash purchase price (collectively, the “Capital Raise”).

The Notes are convertible into shares of our common stock at a conversion price equal to $1.11 per share, subject to customary adjustments in the event of stock splits, reverse stock splits and certain distributions to all holders of common stock. As of the date of issuance, the Notes were convertible into 450,457 shares of our common stock, and the Warrants were exercisable for an aggregate of 225,228 shares of our common stock. The Notes mature on the first anniversary of the date of issuance and accrue interest at the rate of 8% per annum (which interest rate shall be increased to 24% from and for the continuation of an event of default) on the unpaid/unconverted principal balance. The Notes provide that interest is payable on the maturity date or acceleration, conversion, redemption or as otherwise earlier provided under the Notes. Each Note and Warrant prohibits (until such time as the shares issuable under the Notes and Warrants, along with shares of our common stock held by the Purchaser, constitute 4.99% or less of our outstanding common stock, or the Purchaser elects to remove such restriction) the Purchaser from converting the Note or exercising the Warrant if after such conversion or exercise the Purchaser would own more than 4.99% of our outstanding common stock.

The Notes are convertible at the sole election of the Company at any time on or after the issuance date and conditioned upon the consummation of a either (a) a sale or series of sales of the Company’s common stock by the Company to investors in an offering exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”) or (b) a sale of the Company’s common stock by the Company to investors pursuant to an effective registration statement filed under the Securities Act.

We may prepay the entire remaining outstanding principal amount of each Note at any time after its issuance date in an aggregate amount of the outstanding principal plus accrued interest.

The following constitute events of default under the Notes: our failure to pay any amount under the Notes when due; our failure to timely issue and deliver shares upon the conversion of Notes; the occurrence of a bankruptcy event with respect to our company or its subsidiaries; a default by our company or its subsidiaries on any of their obligations under any mortgage, indenture, factoring agreement or other instrument under which there may be issued, or by which there may be secured or evidenced, any indebtedness involving an obligation greater than $100,000; the cessation of the eligibility of our common stock for listing or quotation on a securities exchange or the over-the-counter market requiring timely filing of the reports required by the Exchange Act of 1934, as amended (the “Exchange Act”); the loss of our status as ‘DTC eligible’; or our failure to timely file the reports required by the Exchange Act.

Upon receiving a written notice of the occurrence of an event of default, we will have a grace period of 5 business days to cure such event of default. If such event of default remains uncured, at the Purchaser’s election the greater of (i) 120% of the outstanding principal (plus all accrued and unpaid interest, if any) and (ii) the product of (A) the highest closing price for the 5 days on which the applicable trading market is open for business immediately preceding the Purchaser’s acceleration and (B) a fraction, of which the numerator is the entire outstanding principal, and of which the denominator is the applicable conversion price as of the date such ratio is being determined, shall become immediately due and payable.

We also entered into a Security Agreement and an Intellectual Property Security Agreement with the Purchasers and each of our subsidiaries, pursuant to which all of our obligations under the Notes are secured by security interests in all of our assets and the assets of each of our subsidiaries, including intellectual property, on a pari passu basis with our outstanding Second Amended and Restated 2.5% Senior Secured Convertible Notes and our outstanding 6% Senior Secured Convertible Notes. Upon an event of default under the Notes or such agreements, the Purchasers will be entitled to foreclose on any of such assets or exercise other rights available to a secured creditor under applicable law. In addition, under a Subsidiary Guaranty, each of our subsidiaries has guaranteed all of our obligations under the Notes.

The foregoing descriptions of the Purchase Agreement, Notes, Warrants, Security Agreement, Intellectual Property Security Agreement and the Subsidiary Guaranty contained in this Form 8-K are qualified in their entirety by reference to the full text of the Purchase Agreement, Form of Note, Form of Warrant, Security Agreement, Intellectual Property Security Agreement and Subsidiary Guarantee, filed as Exhibits 10.1, 10.2, 10.3, 10.4, 10.5 and 10.6 hereto, respectively, and incorporated by reference herein.

Fred Knoll, one of our directors, is the Principal of Knoll Capital Management, L.P., the Investment Manager of Europa International, Inc. (“Europa”), one of the Initial Purchasers. Europa is a holder of a Second Amended and Restated 2.5% Senior Secured Convertible Note, a 6% Senior Secured Convertible Note and certain outstanding warrants. Except for the Securities Purchase Agreement and the transactions contemplated thereby, and except as disclosed above, none of the Initial Purchasers had any material relationship with our company.

The Notes and Warrants were issued in a private placement, exempt from the registration requirements of the Securities Act of 1993, as amended, to purchasers that are accredited investors.

Item 9.01 Financial Statements and Exhibits

(d)     Exhibits.

The following exhibits are filed herewith:

Exhibit Number	Description of Exhibit

10.1	Securities Purchase Agreement, dated as of September 12, 2014, among AtheroNova Inc., the purchasers of 8% Senior Secured Convertible Notes and W-Net Fund I, L.P., as Purchaser Representative

10.2	Form of 8% Senior Secured Convertible Note

10.3	Form of Common Stock Purchase Warrant

10.4	Security Agreement, dated as of September 12, 2014, among AtheroNova Inc., AtheroNova Operations, Inc. and the purchasers of 8% Senior Secured Convertible Notes

10.5	Intellectual Property Security Agreement, dated as of September 12, 2014, among AtheroNova Inc., AtheroNova Operations, Inc. and the purchasers of 8% Senior Secured Convertible Notes

10.6	Subsidiary Guaranty, dated as of September 12, 2014, made by AtheroNova Operations, Inc. in favor of the purchasers of 8% Senior Secured Convertible Notes

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AtheroNova Inc.

Date: September 15, 2014	By:	/s/ Mark Selawski
Mark Selawski
Chief Financial Officer & Secretary